UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BANNER ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	86-2670267
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

1633 W. Innovation Way, 5th Floor

Lehi, UT 84043

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	The NASDAQ Stock Market LLC
Class A Common stock, par value $0.0001 per share	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-257906

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.         Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A common stock, par value $0.0001 per share, and warrants to purchase shares of Class A common stock of Banner Acquisition Corp., a Delaware corporation (the “Registrant”).

The description of the units, Class A common stock and warrants to purchase Class A common stock set forth under the caption “Description of Securities” in the Registrant’s prospectus forming a part of its Registration Statement on Form S-1 (Registration No. 333-257906) originally filed with the U.S. Securities and Exchange Commission on July 15, 2021, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated by reference herein. In addition, any description of such securities included in a form of prospectus or prospectus supplement relating to the Registration Statement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall also be deemed to be incorporated by reference herein.

Item 2.         Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

Exhibit No.	Description
3.1

Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-257906), filed with the Securities and Exchange Commission on July 15, 2021).

3.2

Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-257906), filed with the Securities and Exchange Commission on July 15, 2021).

3.3	Bylaws (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-257906), filed with the Securities and Exchange Commission on July 15, 2021).
4.1

Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-257906), filed with the Securities and Exchange Commission on July 15, 2021).

4.2

Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-257906), filed with the Securities and Exchange Commission on July 15, 2021).

4.3

Specimen Public Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-257906), filed with the Securities and Exchange Commission on July 15, 2021).

4.4

Specimen Private Warrant Certificate (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-257906), filed with the Securities and Exchange Commission on July 15, 2021).

4.5

Form of Public Warrant Agreement between American Stock Transfer & Trust Company, LLC and the Registrant (incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-257906), filed with the Securities and Exchange Commission on July 15, 2021).

4.6

Form of Private Warrant Agreement between American Stock Transfer & Trust Company, LLC and the Registrant (incorporated by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-257906), filed with the Securities and Exchange Commission on July 15, 2021).

Exhibit No.	Description
10.4

Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company, LLC and the Registrant (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-257906), filed with the Securities and Exchange Commission on July 15, 2021).

10.5

Form of Registration Rights Agreement between the Registrant and certain security holders (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-257906), filed with the Securities and Exchange Commission on July 15, 2021).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BANNER ACQUISITION CORP.

Date: September 7, 2021
	By:	/s/ Tanner Ainge
	Name:	Tanner Ainge
	Title:	Chief Executive Officer and Director